AGREEMENT

         This Agreement is entered into as of the 29th day of December, 2000 by and between FIRST SCIENTIFIC, INC. (the "Company"), a Delaware corporation with an address at 1877 West 2800 South, Suite 200, Ogden, Utah 84401, and ASPEN CAPITAL RESOURCES, LLC ("Aspen"), a Utah limited liability company with an address at 8989 South Schofield Circle, Salt Lake City, Utah 84093.

         The Company and Aspen have entered into a Securities Purchase Agreement (as subsequently modified and amended, the "Purchase Agreement") dated as of May 16, 2000.

         The Company and Aspen desire to amend and modify various provisions of the Purchase Agreement and the Related Documents (as defined in the Purchase Agreement).

         NOW THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         1. The Company and Aspen hereby acknowledge and agree that any failure of the Company to perform its obligations under Section 9.1 of the Purchase Agreement with respect to any shares of its Common Stock on or before April 2, 2001, excepting the obligations of the Company thereunder to maintain the registrations or qualifications made or effected by the Company pursuant to the Purchase Agreement effective for all periods through and including April 2, 2001 and to prepare and file with the Securities and Exchange Commission such amendments and supplements to such registrations or qualifications as may be necessary to keep such registrations or qualifications effective and to comply with the provisions of the Securities Act of 1933, as amended, shall not constitute an Event of Noncompliance under the Purchase Agreement if the Company has performed all of its obligations under Section 9.1 of the Purchase Agreement with respect to shares of its Common Stock on or before April 2, 2001; provided, that (i) if a registration statement complying with Section 9.1 of the Purchase Agreement has been filed with the Securities and Exchange Commission within ten
(10) business days of the date of this Agreement, (ii) if the Company's annual report on Form 10-KSB for the year ended December 31, 2000 has been filed with the Securities and Exchange Commission on or before the close of business (Salt Lake City time) January 31, 2001, and (iii) if the registration statement is not effective on or before April 2, 2001 because the Company has received comments from the staff of the Securities and Exchange Commission regarding disclosures or operating results to be included in the Company's annual report on form 10-KSB for the year ended December 31, 2000, then such failure shall not constitute an Event of Noncompliance if the registration statement is declared effective on or before April 16, 2001. Any registration statement filed by the Company under Section 9.1 shall continue effective until the date which is three years after the date that such registration statement is declared effective by the Commission or such earlier date when all registrable securities covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent (the "Effectiveness Period"), provided, however, that the Company shall not be deemed to have used its best efforts to keep the registration statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the holders of the Series 2000-B Preferred Stock not being able to sell the registrable securities covered by such registration statement during the Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the registration statement and the Commission has not declared it effective. The Company and Aspen hereby acknowledge and agree that each reference in the Purchase Agreement and Related Documents to "Preferred Shares," "Preferred Stock" or "Series 2000-A Preferred Stock" shall incorporate in such reference the Series 2000-B Convertible Preferred Stock to be issued by the Company.

         2. The Company shall adopt a Certificate of Designation of Series 2000-B Convertible Preferred Stock, in form satisfactory to Aspen, and shall file such Certificate of Designation in accordance with applicable Delaware law. If the Designation is filed within ten (10) business days after the date of this Agreement, Aspen agrees to exchange or cause the exchange of all of the issued and outstanding shares of Series 2000-A Preferred Stock for shares of Series 2000-B Preferred Stock on a one share for one share basis plus the payment to Aspen of all the dividends accrued on the Series 2000-A Preferred Stock through the date of the exchange. If the Designation is not filed within ten (10) business days after the date of this Agreement or if the exchange is not completed within 15 business days after the date of this Agreement, Aspen, at its option, may terminate this Agreement and the Agreement shall then be of no further force or effect. Each representation, warranty and covenant of the Company made pursuant to the Purchase Agreement with respect to the Series 2000-A Preferred Stock is to apply to the Series 2000-B Preferred Stock.

         3. Aspen hereby agrees that prior to April 3, 2001, Aspen will not (i) offer, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), at a price that is less than $.25 per share. The parties agree that this Section 3 shall not apply to 506,123 shares of the Common Stock of the Company registered in the name of Patricia B. Fish and pledged to Aspen. In the absence of an Event of Noncompliance, Aspen will not convert or cause the conversion of any shares of Series 2000-B Preferred Stock prior to April 3, 2001.

         4. On April 3, 2001, Aspen hereby agrees to surrender all Warrant Certificates issued to Aspen by the Company for the cancellation of the same, provided (i) all of the terms and conditions of this Agreement have been satisfied, (ii) the Company has redeemed all of the Series 2000-B Preferred Stock and (iii) no Event of Noncompliance has occurred under the Purchase Agreement or any of the Related Documents. None of the Warrants issued to Aspen have been sold or otherwise disposed of by Aspen and none of the Warrants have been exercised as of the date of this Agreement.

         5. The Company hereby agrees to pay to Aspen the amount of $4,500.00 upon execution of this Agreement, as partial reimbursement for Aspen's costs associated with this transaction.

         6. The obligations of Aspen pursuant to this Agreement are subject to Randall L. Hales continuing to perform his duties as the President and Chief
Executive Officer of the Company through at least April 30, 2001 and Pharmulations, L.C. continuing to perform its duties as a consultant for the Company through at least April 2, 2001. At the time of or prior to the execution of this Agreement, the Company shall enter into a noncompetition and nondisclosure agreement with Pharmulations, L.C. in form satisfactory to Aspen.

         7. The Company will use its best efforts to cause Aspen's nominee,  Joe
K. Johnson, to be appointed to the Board of Directors of the Company within five
(5) business days after the date hereof, provided such nominee qualifies to serve as a director pursuant to the bylaws of the Company, applicable Delaware law and the rules and regulations of the Securities and Exchange Commission. If Aspen's nominee, otherwise qualifying, has not been appointed to the Board of Directors of the Company within five (5) business days after the date of this Agreement, Aspen, at its option, may terminate this Agreement and the Agreement shall then be of no further force or effect. The nominee will complete and provide to the Company's counsel a printed questionnaire and will provide such other information and documentation as reasonably requested by the Company or its counsel to determine the qualification of such nominee. The right of Aspen under this paragraph will continue until such time as Aspen's beneficial ownership of the Company is less than 5% of the issued and outstanding Common Stock. If any nominee of Aspen fails to qualify or to serve, Aspen may designate a replacement nominee who shall be appointed consistent with the foregoing.

         8. If any provision of this Agreement or the Purchase Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of such agreement will remain in full force and effect. Any provision of either such agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9. This Agreement amends and modifies the Purchase Agreement and except as specifically amended and modified herein, the Purchase Agreement shall remain in full force and effect. This Agreement is binding upon the parties and their successors and assigns.

         10. If the Company fails to perform any of its obligations pursuant to this Agreement or if there is a breach of any of the considerations or conditions to Aspen's performance under this Agreement, Aspen, at its option, may terminate this Agreement and said termination shall be deemed an Event of Noncompliance under the Purchase Agreement.



         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ASPEN CAPITAL RESOURCES, LLC            FIRST SCIENTIFIC, INC.

By:                                     By:
   --------------------------------        -------------------------------------
Joe K. Johnson, Manager                 Randall L. Hales, President and Chief
                                        Executive Officer

                                        By:
                                           -------------------------------------
                                        John L. Theler, Chief Financial Officer